Exhibit (a)(1)(xxiv)

Cause No. CC-05-11878-C

JOHN GILLESPIE,	§	IN THE DISTRICT COURT
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Plaintiff,	§
§
v.	§
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SEVEN-ELEVEN JAPAN CO, LTD., IYG	§
HOLDING COMPANY, TOSHIFUMI	§
SUZUKI, YOSHITAMI ARAI, MASAAKI	§
ASAKURA, JAY W. CHAI, R. RANDOLPH	§	298th JUDICIAL DISTRICT
DEVENING, GARY J. FERNANDES,	§
MASAAKI KAMATA, JAMES W. KEYES,	§
KAZUO OTSUKA, LEWIS C. PLATT	§
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Defendants,	§
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—and—	§
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7-ELEVEN, INC., a Texas corporation,	§
Nominal Defendant.	§	DALLAS COUNTY, TEXAS

DEFENDANTS’ ORIGINAL ANSWER

TO THE HONORABLE JUDGE OF SAID COURT:

COME NOW, Defendants 7-EIeven, Inc., James W. Keyes, Yoshitami Aral, Jay W. Chai, R. Randolph Devening, Gary J. Fernandes, and Masaaki Asakura (collectively, the “Defendants”) in the above entitled and numbered cause, and file their Original Answer pursuant to Rule 83 of the Texas Rules of Civil Procedure to Plaintiffs First Amended Shareholder Derivative Petition for Breach of Fiduciary Duty (“Petition”), and, in support thereof, would show unto the Court the following:

I.
GENERAL DENIAL

Pursuant to Rule 92 of the Texas Rules of Civil Procedure, Defendants hereby enter a general denial, denying each and every, all and singular, the material allegations contained in the Petition and demand strict proof thereof by a preponderance of the evidence or as is otherwise required by law.  Defendants further expressly reserve the right to amend their answer and to assert other defenses as permitted by the Texas Rules of Civil Procedure as facts are discovered and more information becomes available.

II.
PRAYER AND REQUESTED RELIEF

WHEREFORE, PREMISES CONSIDERED, Defendants 7-Eleven, Inc., James W. Keyes, Yoshitami Arai, Jay W. Chai, R. Randolph Devening, Gary J. Fernandes, and Masaaki Asakura respectfully ask the Court to enter judgment that Plaintiff take nothing, dismiss Plaintiffs lawsuit with, prejudice, and award Defendants any further relief to which they may be justly entitled.

DATED:   October 11, 2005

Respectfully submitted,

/s/ T. Ray Guy
T. Ray Guy
State Bar No. 08648500
Luis G. Zambrano
State Bar No. 24033497
Margaret Hope Allen
State Bar No. 24045397

WEIL, GOTSHAL & MANGES, LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201-6950
(214) 746-7700 Telephone
(214) 746-7777 Facsimile

ATTORNEYS FOR DEFENDANTS 7- ELEVEN, INC., JAMES W. KEYES, YOSHITAMI ARAI, JAY W. CHAI, R. RANDOLPH DEVENING, GARY J. FERNANDES, AND MASAAKI ASAKURA

CERTIFICATE OF SERVICE

I hereby certify that, on October 11, 2005, a true and correct copy of the foregoing Defendants’ Original Answer was served on all counsel of record by certified mail, return receipt requested.

Joe Kendall	William S. Lerach
Provost Umphrey Law Firm, LLP	Darren J. Robbins
3232 McKinney Avenue, Suite 700	Lerach Coughlin Stoia Geller Rudman & Robbins LLP
Dallas, TX 75204	401 Suite B Street, Suite 1600
San Diego, CA 92101-4297

Andrew A, Lemmon	Jonathan M. Stein
Lemmon Law Finn, L.L.C.	Lerach Coughlin Stoia Geller Rudman & Robbins LLP
650 Poydras Street, Suite 2335	197 S. Federal Highway, Suite 200
New Orleans, LA 70130	Boca Raton, FL 33432

/s/ Luis G. Zambrano
Luis G. Zambrano